                                                               Exhibit (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                       Tender of Shares of Common Stock
                                      of
                        Meridian Insurance Group, Inc.
                   (Not to be Used For Signature Guarantees)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer (as defined below) (i) if certificates ("Common Share Certificates") evidencing shares of common stock, no par value (the "Common Shares"), of Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), are not immediately available, (ii) if Common Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1. "Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal and the Offer to Purchase) and a representation that the shareholder owns the Common Shares, and that the tender of the Common Shares effected thereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, each in the form set forth in this Notice of Guaranteed Delivery. See Section 3. "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

            By Mail:                By Overnight Courier Delivery:                  By Hand:
      Post Office Box 3301             85 Challenger Road-Mail             120 Broadway, 13/th/ Floor
   South Hackensack, NJ 07606                Drop-Reorg                         New York, NY 10271
Attn: Reorganization Department       Ridgefield Park, NJ 07660          Attn: Reorganization Department
                                   Attn: Reorganization Department

                                      By Facsimile Transmission:
                                            (201) 296-4293

                                         Confirm by Telephone:
                                            (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

               THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to Meridian Insurance Group Acquisition Corporation, an Illinois corporation and a wholly owned subsidiary of American Union Insurance Company, an Illinois stock insurance company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 31, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedure described in Section 3. "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase.

Number of Shares:____________________        ___________________________________

                                             ___________________________________
Certificate Nos. (If Available):             Signature(s) of Holder(s)

_____________________________________
                                             Dated:______________, 2000
_____________________________________

                                             Name(s) of Holders:
 [_] Check box if Shares will be
     delivered by book-entry transfer
                                             ___________________________________

Account No.__________________________        ___________________________________
                                             Please Type or Print

                                             ___________________________________
                                             Address

                                             ___________________________________
                                             Zip Code

                                             ___________________________________
                                             Area Code and Telephone No.

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


   The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") hereby (a) represents that the above named person(s) "own(s)" the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Common Shares effected hereby complies with Rule 14e-4, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of Common Share Certificates tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the account maintained by the Depositary at The Depositary Trust Company in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 3. "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three (3) National Association of Securities Dealers, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of transmittal and the Common Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

                                (PLEASE PRINT)

Name:___________________________________________________________________________

Address:________________________________________________________________________
                                                                      (Zip Code)

AUTHORIZED SIGNATURE:___________________________________________________________

Name:___________________________________________________________________________

________________________________________________________________________________

Title:__________________________________________________________________________

Daytime Area Code and Tel. No.:_________________________________________________

Dated:__________________________________________________________________________


NOTE: DO NOT SEND COMON SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. COMMON SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.